UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2012

Old Second Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-10537	36-3143493
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

37 South River Street

Aurora, Illinois 60507

 (Address of principal executive offices) (Zip code)

(630) 892-0202

 (Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) On November 20, 2012, Duane Suits was appointed to the Board of Directors of Old Second Bancorp, Inc. (the “Company”) by unanimous written consent of the Board of Directors.  Mr. Suits currently provides independent consulting and financial services to business and professional practices.  Prior to forming his current consulting practice, Mr. Suits was the founding partner of Sikich Gardner & Co, LLP, a public accounting and consulting firm.

Mr. Suits was appointed to the Board of Directors pursuant to the terms of the Company’s outstanding Series B Fixed Rate Cumulative Perpetual Preferred Stock (the “Series B Preferred Stock”) issued to the United States Department of Treasury (“Treasury”) on January 16, 2009, in connection with the Company’s participation in the TARP Capital Purchase Program.  Under the terms of the Series B Preferred Stock, Treasury has the right to appoint up to two directors to the Company’s Board of Directors at any time that dividends payable on the Series B Preferred Stock have not been paid for an aggregate of six quarterly dividend periods.  The terms of the Series B Preferred Stock provide that Treasury will retain the right to appoint such directors at subsequent annual meetings of shareholders until all accrued and unpaid dividends for all past dividend periods have been paid.  Members of the Board of Directors elected by Treasury have the same fiduciary duties and obligations to all of the shareholders of the Company as any other member of the Board of Directors.  With the addition of Mr. Suits, the Company’s Board of Directors consists of eleven members.  The Company has not identified the committees of the Board of Directors to which Mr. Suits is expected to be named.

The Company also expects to appoint Mr. Suits to the Board of Directors of Old Second National Bank (the “Bank”), a wholly-owned subsidiary of the Company, effective upon receipt of the necessary regulatory approvals.

Mr. Suits will be compensated for his service as a director on the same basis as other non-employee directors of the Company and the Bank, including retainers, board fees and chairperson fees, and the eligibility to receive stock-based awards and other compensation paid to the Company’s directors.  There have been no transactions with the last fiscal year, or any currently proposed transactions, in which the Company or the Bank was or is to be a participant and in which Mr. Suits has or had a direct or indirect material interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

November 21, 2012	OLD SECOND BANCORP, INC.

	By:	/s/ William B. Skoglund
William B. Skoglund
Chairman of the Board, Director, President
and Chief Executive Officer (principal executive officer)